MEGAWEST ENERGY CORP.

BY-LAW NO. 1

- ii -

MEGAWEST ENERGY CORP.

BY-LAW NO. 1

Dated February 12, 2008

                      A by-law relating generally to the conduct of the business and affairs of MEGAWEST ENERGY CORP. (hereinafter called the "Corporation").

                      IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

1.                   INTERPRETATION

1.1                Definitions

                      In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)

"Act" means the Business Corporations Act (Alberta) and the regulations made thereunder, as from time to time amended, and in the case of such amendment any reference in the by-laws shall be read as referring to the amended provisions thereof;

(b)	"board" means the board of directors of the Corporation;

(c)	"by-laws" means the by-laws of the Corporation from time to time in force and effect.

1.2                 Definitions – General

                      All terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act. Words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders.

1.3                 Number & Gender

                      The headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

2.                   DIRECTORS

2.1                 Number

                      The number of directors shall be the number fixed by the articles, or where the articles specify a variable number, the number shall be not less than the minimum and not more than the maximum number so specified and shall be determined from time to time within such limits by resolution of the shareholders or the board of directors.

2.2                 Powers

                      The directors shall manage the business and affairs of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not expressly directed or required by the Act, the articles, or the by-laws, to be done by the shareholders.

2.3                 Borrowing Powers

                      The directors of the Corporation may from time to time:

(a)	borrow money on the credit of the Corporation;

(b)

issue, reissue, sell or pledge debt obligations of the Corporation, including without limitation, bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)

give a guarantee on behalf of the Corporation to secure performance of an obligation of any individual, partnership, association, body corporate, trustee, executor, administrator or legal representative;

(d)

mortgage, hypothecate, pledge or otherwise create an interest in or charge on all or any property of the Corporation, owned or subsequently acquired, to secure payment of a debt or performance of any other obligation of the Corporation;

(e)

delegate to one or more directors, a committee of directors or one or more officers of the Corporation as may be designated by the directors, all or any of the powers conferred by the foregoing clauses of this paragraph 2.3 to such extent and in such manner as the directors shall determine at the time of each such delegation.

2.4                 Directors' Power to Issue Shares

                      The directors may by resolution issue shares of the Corporation at such times, to such persons and, subject to the Act, for such consideration as the directors may from time to time determine.

2.5                 Directors' Power to Make, Amend or Repeal By-Laws

                      The directors may by resolution make, amend or repeal any by-laws that regulate the business or affairs of the Corporation.

3.                   MEETINGS OF DIRECTORS

3.1                 Place of Meeting

                      Meetings of directors and of any committee of directors may be held at any place. A meeting of directors may be convened by the Chairman of the Board (if any), the Chief Executive Officer, the President or any director at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of directors.

3.2                 Notice

                      Notice of the time and place for the holding of any meeting of directors or of any committee of directors shall be sent to each director or each director who is a member of such committee, as the case may be, not less than forty-eight (48) hours before the time of the meeting.

                      For the first meeting of directors to be held following the election of directors at an annual or special meeting of the shareholders or for a meeting of directors at which a director is appointed to fill a vacancy in the board, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

3.3                 Waiver of Notice

                      Notice of any meeting of directors or of any committee of directors or the time for the giving of any such notice or any irregularity in any meeting or in the notice thereof may be waived by any director in writing or by telecopy, telegram, cable or telex addressed to the Corporation or in any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates. Attendance of a director at any meeting of directors or of any committee of directors is a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

3.4                 Omission of Notice

                      The accidental omission to give notice of any meeting of directors or of any committee of directors to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at such meeting.

3.5                 Telephone Participation

                      A director may participate in a meeting of directors or of any committee of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means is deemed for the purposes of the Act and this by-law to be present at that meeting.

3.6                 Adjournment

                    Any meeting of directors or of any committee of directors may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place. Notice of an adjourned meeting of directors or committee of directors is not required to be given if the time and place of the adjourned meeting is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

3.7                 Quorum

                      A majority of the directors then holding office constitutes a quorum at any meeting of directors.

3.8                 Resolution by Majority

                      Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall not have a second or casting vote.

3.9                 Resolution in Lieu of Meeting

                      A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing may be signed in any number of counterparts which together shall be construed as a single instrument. A resolution in writing shall take effect on the date when it is expressed to be effective notwithstanding that the effective date is before or after the date on which it was signed by the directors or any of them. A resolution in writing transmitted by telegraph, telex, facsimile or other device capable of transmitting a printed message and purporting to be sent by a director shall be valid as a counterpart of a resolution in writing of the directors.

3.10               Meetings of Committee of Directors

                      The provisions of this by-law relating to meetings of directors shall apply equally to a committee of directors but when applying those provisions to a committee of directors, the phrase "meeting of directors" shall mean "meeting of a committee of directors" and the word "director" shall mean "member of a committee of directors".

4.                   REMUNERATION OF DIRECTORS, OFFICERS AND EMPLOYEES

                      The directors of the Corporation may fix the remuneration of the directors, officers and employees of the Corporation. Any remuneration paid to a director of the

Corporation shall be in addition to the salary paid to such director in his capacity as an officer or employee of the Corporation. The directors may also by resolution award special remuneration to any director in undertaking any special services on the Corporation's behalf other than the routine work ordinarily required of a director of the Corporation. The confirmation of any such resolution by the shareholders shall not be required. Subject to prior approval by the board, directors, officers and employees of the Corporation may also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Corporation.

5.                   FOR THE PROTECTION OF DIRECTORS AND OFFICERS

                      No director or officer for the time being of the Corporation shall be liable to the Corporation for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any monies, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office of trust or in relation thereto, unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith with a view to the best interests of the Corporation, and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; provided that, nothing herein contained shall relieve a director or officer from the duty to act in accordance with the Act or relieve him from liability under the Act. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the directors. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a body corporate which is employed by or performs services for the Corporation, the fact of his being a shareholder, director or officer of the Corporation or body corporate or member of the firm shall not disentitle such director or officer or such firm or body corporate, as the case may be, from receiving proper remuneration for such services.

6.                   INDEMNITIES TO DIRECTORS AND OTHERS

6.1                 General Indemnity

                      Subject to the Act, except as required by paragraph 6.2 hereof and except in respect of an action by or on behalf of the Corporation or body corporate to procure a judgment in its favour, the Corporation shall indemnify an employee or agent of the Corporation, a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

(a)	he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)

in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. The termination of any action, suit or proceeding by judgement, order, settlement, or conviction, shall not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interest of the Corporation, and with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his conduct was lawful.

Notwithstanding the foregoing, the Corporation shall, subject to the approval of a Court (as defined in the Act), indemnify a person referred to in this paragraph 6 hereof in respect of an action by or on behalf of the Corporation or a body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the Corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in subparagraph 6.1(a) and (b) hereof.

6.2                 Successful Defence

                      To the extent that a person who is or was an employee or agent of the Corporation has achieved complete or substantial success as a defendant in any action, suit or proceeding referred to in paragraph 6.1 hereof, he shall be indemnified against all costs, charges and expenses actually and reasonably incurred by him in connection therewith.

6.3                 Right of Indemnity Not Exclusive

                      The provisions for indemnification contained in the by-laws of the Corporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall enure to the benefit of the heirs, executors and administrators of such a person.

7.                   OFFICERS

                      The directors may designate the offices of the Corporation, appoint as officers individuals of full capacity who may but, except in the case of the Chairman of the Board, if any, need not be directors of the Corporation, specify their duties and, except where delegation is prohibited by the Act, delegate to them powers to manage the business and affairs of the Corporation. A director may be appointed to any office of the Corporation. Two (2) or more offices of the Corporation may be held by the same person.

7.1                 Removal of Officers and Vacation of Office

                      All officers, employees and agents, in the absence of agreement to the contrary, shall be subject to removal by resolution of the directors at any time, with or without cause.

                      An officer of the Corporation ceases to hold office when he dies, resigns or is removed from office. A resignation of an officer becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

7.2                 Chairman of the Board

                      The Chairman of the Board (if any) shall, if present, preside as chairman at all meetings of the board and of shareholders, and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the directors or as are incident to his office.

7.3                 Chief Executive Officer

                      The Chief Executive Officer shall be the principal executive officer of the Corporation (except as may otherwise be specified by the board of directors) and shall, subject to the direction of the board of directors, exercise general supervision and control over the business and affairs of the Corporation. In the absence of the Chairman of the Board (if any), and if the Chief Executive Officer is also a director of the Corporation, the Chief Executive Officer shall, when present, preside as chairman at all meetings of directors and shareholders, and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the directors or as are incident to his office.

7.4                 President

                      The President shall be vested with all the powers and shall perform all the duties of the Chief Executive Officer in the absence or inability or refusal to act of the Chief Executive Officer; provided that, the President, if not a director, shall not preside as chairman at any meeting of directors, and shall subject to the direction of the board of directors and the Chief Executive Officer, as applicable, exercise general supervision and control over the business and affairs of the Corporation, and shall perform such other duties as may from time to time be assigned by resolution of the directors or as are incident to his office.

7.5                 Vice-President

                      The Vice-President or, if more than one, the Vice-Presidents in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided that, a Vice-President who is not a director shall not preside as chairman at any meeting of directors or shareholders, and shall have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the directors.

7.6                 Secretary

                      The Secretary shall: (a) give or cause to be given notices for all meetings of directors, any committee of directors and shareholders when directed to do so; (b) if present, keep minutes of all meetings of directors, committees of directors and shareholders, and (c) have such other powers and shall perform such other duties as may from time to time be assigned by resolution of the directors or as are incident to his office.

7.7                 Treasurer

                      The Treasurer shall be the chief financial officer of the Corporation (except as may otherwise be specified by the board of directors) and shall, subject to the direction of the board of directors: (a) have the care and custody of all the funds and securities of the Corporation; (b) deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the directors may by resolution direct; (c) prepare and maintain adequate accounting records; and (d) perform such other duties as may from time to time be assigned to him by resolution of the directors or as are incident to his office.

8.                   SHAREHOLDERS' MEETING

8.1                 Place of Meetings

                      Subject to the articles, meetings of shareholders shall be held at a place in Alberta determined by the directors.

8.2                 Omission of Notice

                      The accidental omission to give notice of any meeting of shareholders to or the non-receipt of any notice by any person shall not invalidate any resolution passed or any proceeding taken at any such meeting.

8.3                 Chairman of the Meeting

                      In the absence of the Chairman of the Board (if any), the Chief Executive Officer, the President and any Vice-President who is a director, or if they refuse to act, the shareholders present entitled to vote shall elect another director as chairman of the meeting and if no director is present or if all the directors present decline to take the chair then the shareholders present shall elect one of their number to be chairman.

8.4                 Votes

                      Every question submitted to any meeting of shareholders shall be decided on a show of hands except when a ballot is required by the chairman of the meeting or is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or on the declaration of the result of any vote by show of hands.

                      At any meeting, unless a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting, a declaration by the chairman of the meeting that a resolution has been carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the resolution.

                      If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, the ballot shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, the ballot shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn.

8.5                 Voting Jointly Held Shares

                      If two (2) or more persons hold shares of the Corporation jointly, one of those persons present at a meeting of shareholders may, in the absence of the others, vote the shares but if two (2) or more of those persons who are present in person or by proxy vote, they shall vote as one on the shares jointly held by them.

8.6                 Resolution by Majority

                      Except where a special majority is required by the Act or any other law, regulation or rule applicable to the Corporation, every resolution submitted to a meeting of shareholders shall be decided by a majority of the votes cast. In case of an equality of votes, the Chairman shall not have a second or casting vote.

8.7                 Telephone Participation

                      A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other and a person participating in such a meeting by those means is deemed for the purposes of the Act and this by-law to be present at the meeting.

8.8                 Adjournment

                      The chairman of the meeting may with the consent of the meeting adjourn any meeting of shareholders from time to time to a fixed time and place.

                      Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat. The persons who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at the adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

8.9                 Quorum

                      Two (2) persons present and each holding or representing by proxy at least one (1) issued share of the Corporation shall be a quorum at any meeting of shareholders for the election of a chairman of the meeting and for the adjournment of the meeting to a fixed time and place but not for the transaction of any other business. For all other purposes two (2) persons present and holding or representing by proxy one-twentieth (1/20th) of the shares entitled to vote at the meeting shall be a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, notwithstanding that a quorum is not present throughout the meeting.

8.10               Resolution in Lieu of Meeting

                      A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders. A resolution in writing shall take effect on the date when it is expressed to be effective notwithstanding that the effective date is before or after the date on which it was signed by the shareholders or any of them. A resolution in writing may be signed in any number of counterparts which together shall be construed as a single instrument. A resolution in writing transmitted by telegraph, telex, facsimile or other device capable of transmitting a printed message and purporting to be signed by a shareholder shall be valid as a counterpart of a resolution in writing of the shareholder.

9.                   VOTING SECURITIES IN OTHER BODIES CORPORATE

                      All securities of any other body corporate carrying voting rights held from time to time by the Corporation may be voted at all meetings of holders of such securities and in such manner and by such person or persons as the directors of the Corporation shall from time to time determine and authorize by resolution. The signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation proxies and arrange for the issuance of voting certificates or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the directors.

10.                 NOTICES, ETC.

10.1               Service

                       Any notice or document required by the Act, the articles or the by-laws to be sent to any shareholder or director of the Corporation may be delivered personally to or sent by mail addressed to:

(a)	the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

(b)	the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 106 or 113 of the Act.

                      Such notice or document shall be deemed to have been sent on the day of personal delivery or mailing. With respect to every notice or document sent by mail it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly addressed and put into a post office or into a post office letter box.

10.2               Failure to Locate Shareholder

                      If the Corporation sends a notice or document to a shareholder and the notice or document is returned on three consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notices or documents to the shareholder until he informs the Corporation in writing of his new address.

10.3               Shares Registered in More than one Name

                      All notices or documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be sent to whichever of such persons is named first in the records of the Corporation and any notice or document so sent shall be deemed to have been duly sent to all the holders of such shares.

10.4               Persons Becoming Entitled by Operation of Law

                      Every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any shares in the capital of the Corporation shall be bound by every notice or document in respect of such shares which prior to his name and address being entered on the records of the Corporation in respect of such shares shall have been duly sent to the person or persons from whom he derives his title to such shares.

10.5               Deceased Shareholder

                      Any notice or document sent to any shareholder in accordance with paragraph 10.1 hereof shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly sent in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and shall be deemed to have been duly sent to his heirs, executors, administrators and legal representatives and all persons (if any) interested with him in such shares.

10.6               Signatures upon Notice

                      The signature of any director or officer of the Corporation upon any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

10.7               Computation of Time

                      All computations of time required to be made pursuant to the articles or by-laws of the Corporation shall be made (i) in accordance with the provisions of the Interpretation Act, to the extent such provisions are applicable, and (ii) in any other case, in accordance with the customary meaning ascribed to the words requiring such computation of time.

10.8               Proof of Service

                      A certificate of any officer of the Corporation in office at the time of the making of the certificate or of an agent of the Corporation as to facts in relation to the sending of any notice or document to any shareholder, director, officer or auditor or publication of any notice or document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

11.               EXECUTION OF CONTRACTS, ETC.

                      Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by the President alone or any person or persons authorized by resolution of the directors and all contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any person or persons on behalf of the Corporation either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

                      The corporate seal of the Corporation may, when required, be affixed by the President to contracts, documents or instruments in writing signed by him as aforesaid or by the person or persons appointed as aforesaid by resolution of the directors.

                      The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, cheques, drafts, orders for the payment of money, notes, acceptances, bills of exchange, conveyances, transfers and assignments of property, real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

                      The signature or signatures of the President or any person or persons appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or securities of the Corporation on which the signature or signatures of any of the foregoing persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or securities of the Corporation.

                      ENACTED the 12th day of February, 2008.

/s/ George T. Stapleton, II	/s/ George Orr
CEO & Chairman of the Board	Chief Financial Officer & Director